UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 14, 2013

Farmers Capital Bank Corporation
(Exact name of registrant as specified in its charter)

Kentucky	000-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 Frankfort, KY	40602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Farmers Capital Bank Corporation (the “Company”) held its Annual Meeting of Shareholders on May 14, 2013 (the “Meeting”). Listed below are the voting results on proposals considered and voted upon at the Meeting, all of which were described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 1, 2013.

1.	A proposal to ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Votes Abstained
5,948,241	41,613	23,414

2.	The election of the following nominees as directors of the Company.

Nominee	Votes For	Votes Withheld	Broker Non-votes
R. Terry Bennett	3,306,574	826,396	1,880,299
Michael J. Crawford	3,476,501	656,468	1,880,299
Lloyd C. Hillard, Jr.	3,629,590	503,380	1,880,299
Dr. William C. Nash	3,913,965	219,004	1,880,299

3.	A proposal to approve, on an advisory basis, the Company’s overall executive compensation programs.

Votes For	Votes Against	Votes Abstained	Broker Non-votes
3,862,355	202,860	67,754	1,880,298

4.	A proposal to determine, on an advisory basis, the frequency of the advisory vote on the Company’s overall executive compensation programs.

Every Year	Every Two Years	Every Three Years	Votes Abstained	Broker Non-votes
1,795,605	108,747	2,105,133	123,484	-

The Company’s Board of Directors (“Board”) met immediately following the Annual Meeting. In light of the shareholder voting results, in which “Every Three Years” received the most votes cast, and consistent with its prior recommendation, the Board determined that the Company will hold a non-binding advisory vote to approve the Company’s overall executive compensation programs every three years. As such, the next required advisory vote on the Company’s overall executive compensation program will take place at the Company’s 2016 annual meeting of shareholders. The next required advisory vote to determine the frequency of the advisory vote on the Company’s overall executive compensation programs is in six years, which will be at the Company’s 2019 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

5-15-13	/s/ Doug Carpenter
Date	C. Douglas Carpenter
Executive Vice President, Secretary, and Chief Financial Officer

 3